SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 5, 2009

(Date of earliest event reported)

LOGITECH INTERNATIONAL S.A.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-29174

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(Address of principal executive offices and zip code)

(510) 795-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 5, 2009 the Board of Directors of Logitech International S.A. (“Logitech”) approved a restructuring under which Logitech expects to reduce its salaried workforce globally by approximately 15 percent, to help align Logitech’s cost structure with the current and expected economic environment.

Logitech expects to announce the associated restructuring charge with Logitech’s third quarter Fiscal Year 2009 results and to book such charge in the fourth quarter of its Fiscal Year 2009. Logitech is unable to estimate such charge at this time.

This Current Report on Form 8-K contains forward-looking statements, including the expected size of the salaried workforce reduction and the expected timing of the announcement and booking of the associated restructuring charge. These forward-looking statements involve risks and uncertainties that could cause Logitech’s actual results to differ materially from that anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include: Logitech’s ability to implement the workforce reductions in various geographies; unexpected delays affecting our ability to announce and book the restructuring charge; as well as those additional factors set forth in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and our Quarterly Reports on Form 10-Q, available at www.sec.gov. Logitech does not undertake to update any forward-looking statements.

On January 5, 2009, Logitech issued a press release announcing the intended restructuring, among other things. A copy of the press release is attached hereto as Exhibit 99. 1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

d) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1	Press release issued on January 5, 2009 including announcement of the intended restructuring.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Logitech International S.A.

/s/ Catherine Valentine
Catherine Valentine
General Counsel, Vice President, Legal and Secretary

January 7, 2009